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As filed with the Securities and Exchange Commission on February 22, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
Registration Statement Under The Securities Act of 1933

COMMUNITY FIRST BANKSHARES, INC.
(Exact name of registrant as specified in its charter)
 Delaware
(State or other jurisdiction of incorporation or organization)
 46-0391436
(I.R.S. Employer Identification No.)
 520 Main Avenue,
Fargo, North Dakota 58124-0001
(701) 298-5600
(Address including zip code, and telephone number, including area code, of registrant's principal executive office)

CFB CAPITAL III	CFB CAPITAL IV	CFB CAPITAL V
(Exact name of co-registrant as as specified in its charter)	(Exact name of co-registrant as specified in its charter)	(Exact name of co-registrant specified in its charter)
Delaware	Delaware	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)
520 Main Avenue, Fargo, North Dakota 58124-0001	520 Main Avenue, Fargo, North Dakota 58124-0001	520 Main Avenue, Fargo, North Dakota 58124-0001
(701) 298-5600	(701) 298-5600	(701) 298-5600
(Address including zip code, and telephone number, including area code, of registrant's principal executive office)	(Address including zip code, and telephone number, including area code, of registrant's principal executive office)	(Address including zip code, and telephone number, including area code, of registrant's principal executive office)

Mark A. Anderson
President and Chief Executive Officer
Community First Bankshares, Inc.
520 Main Avenue
Fargo, North Dakota 58124-0001
(701) 298-5600
(Name, address, including zip code, and telephone number
including area code, of agent for service)

COPIES TO:
Patrick Delaney
Jonathan B. Levy
Lindquist & Vennum P.L.L.P.
4200 IDS Center
80 South 8th Street
Minneapolis, Minnesota 55402
Telephone: (612) 371-3211

        Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  / /

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  /x/

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.  / /

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  / /

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  /x/

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock par value $.01 per share(2)	(5)	(5)	(5)

Preferred Stock par value $.01 per share	(5)	(5)	(5)

Debt Securities	(5)	(5)	(5)

% Cumulative Capital Securities of CFB Capital III, CFB Capital IV, and/or CFB Capital V	(5)	(5)	(5)

Junior Subordinated Debentures of Community First Bankshares, Inc.(3)	(5)	(5)	(5)

Guarantee of Community First Bankshares, Inc. with respect to the Cumulative Capital Securities of Co-registrants CFB Capital III, IV or V(4)	(5)	(5)	(5)

Total Registration Fee	$180,000,000(6)	(5)	$180,000,000	$16,560(7)

(1)
The Registrant is registering an indeterminate number of or total principal amount of securities as may be issued at various times and at indeterminate prices, with a total public offering price not to exceed $180,000,000. The proposed maximum offering price per unit will be determined from time to time by Community First Bankshares in connection with the securities registered hereunder.
(2)
Associated with the Common Stock are rights to purchase preferred stock that will not be exercisable or evidenced separately from the Common Stock prior to the occurrence of certain events.
(3)
The Junior Subordinated Debentures will be purchased by CFB Capital III, CFB Capital IV, and/or CFB Capital V with the proceeds of the sale of the  % Cumulative Capital Securities. The Junior Subordinated Debentures may later be distributed for no additional consideration to the holders of the Capital Securities upon CFB Capital III, CFB Capital IV, or CFB Capital V's dissolution and the distribution of assets.
(4)
This Registration Statement is deemed to cover the Junior Subordinated Debentures of Community First Bankshares, Inc., the rights of holders of the Junior Subordinated Debentures of the Company under the Indenture, the rights of holders of the Capital Securities under the Trust Agreement, the Guarantee, the Expense Agreement entered into by the Company and the co-registrants and certain backup undertakings as described herein. No separate consideration will be received for the Guarantee or such backup undertakings.
(5)
Not applicable pursuant to General Instructions II.D. of Form S-3.
(6)
Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o).
(7)
Pursuant to Rule 457(p), the Registrant hereby offsets against the filing fee required in connection with this registration statement the sum of $9,200 paid by the registrant in connection with its previously filed Form S-3 Registration Statement No. 333-37527 filed by Community First Bankshares, Inc. on October 9, 1997, under which the offering has terminated, and $100,500,000 amount of securities remain unsold. The remainder of $7,360 is paid herewith.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject To Completion, Dated February 22, 2002

PROSPECTUS
COMMUNITY FIRST BANKSHARES, INC.
CFB CAPITAL III
CFB CAPITAL IV
CFB CAPITAL V
$180,000,000

        Our common stock is quoted on the Nasdaq National Market under the symbol "CFBX."

        Community First Bankshares and CFB Capital III, CFB Capital IV, and CFB Capital V may offer and sell up to $180 million of the following kinds of securities:

  •
  Common Stock;

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  Preferred Stock;

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  Debt Securities;

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  Capital Securities (fully and unconditionally guaranteed on a subordinated basis by Community First as described in this prospectus and any prospectus supplement);

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  Junior Subordinated Debentures; and

  •
  Guarantee of Community First with respect to the Capital Securities to the extent described in the prospectus and any prospectus supplement.

        Each of CFB Capital III, CFB Capital IV, and CFB Capital V are Delaware business trusts which may sell capital securities to the public and common securities to Community First. In connection with these sales, the trusts will use the proceeds to buy an equal principal amount of junior subordinated debentures of Community First.

        We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the prospectus supplement carefully before you invest.

        These securities are not deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

        This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement for those securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated                        .

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf process, we may sell common stock, preferred stock, debt securities or capital securities either separately or in units, in one or more offerings up to a total dollar amount of $180,000,000. This prospectus provides you with a general description of those securities. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We also may provide a pricing supplement that will describe specific terms of your security. When we refer in this prospectus to the prospectus supplement, we mean the specific prospectus supplement that applies to the series of securities we are offering to you. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the prospectus supplement and the pricing supplement together with the additional information described under the heading "Where You Can Find More Information."

        The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about our company and the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading "Where You Can Find More Information."

COMMUNITY FIRST BANKSHARES

        Community First Bankshares is a bank holding company that, as of December 31, 2001, owned and operated banks in 138 communities in 12 states, and had total assets of approximately $5.8 billion. We own and operate community banks primarily in small and medium-sized communities and the surrounding market areas in the states of Arizona, California, Colorado, Iowa, Minnesota, Nebraska, New Mexico, North Dakota, South Dakota, Utah, Wisconsin and Wyoming. Our banks provide a full range of financial products and services to individuals and businesses, including consumer and commercial banking, trust, insurance, and investments.

        We have built an extensive community banking platform through acquisitions. A key initiative for us is to enhance our profitability by increasing the number of products and services sold per customer, and expand the number of distribution channels through which our customers can access our products and services. In that regard, an enhanced online banking web site supplements our current channels of in-person, mail, ATM, and telephone banking. A customer relationship management database enables our banks to identify the products and services most relevant to each customer. We have also introduced a program of company-wide sales campaigns focusing on individual products.

        We provide our banks with a number of support functions, such as data processing services, credit policy formulation and review, investment management and specialized staff support. We continue to develop and enhance our online banking capability, improve our investment product distribution network and continue to build our insurance agency business.

        During the first quarter of 2001, we designated certain of our banks as either a Regional Financial Center or Community Financial Center. Regional Financial Centers offer a full array of financial products and services for both the corporate and retail market including, banking, trust, and investment products. Regional Financial Centers are typically aligned along a hub and spoke system, with one larger office directing and supporting smaller offices in close geographic proximity. Regional Financial Centers are managed by bank presidents. We have 52 Regional Financial Centers. Community Financial Centers are less geographically concentrated, but also offer a complete line of financial products and services. Their emphasis is more focused on retail products, investments and insurance. Community Financial Centers are managed by branch managers. We have 28 Community Financial Centers. We are also integrating our insurance and investment sales forces into our Regional Financial Centers to move towards a one-stop financial services supermarket.

        We believe that this structure allows us to staff our offices with financial service professionals who are sensitive to the financial needs of our customers and can better respond to those needs. In addition to improving staffing, an important part of our strategy is to utilize technology to improve product and service delivery channels. As part of our focus on technology and improved product distribution, we recently formed a joint venture with Wells Fargo to exclusively handle our mortgage origination. This structure will permit us to offer our customers a broader line of mortgage products more efficiently through improved access to technology and back-office support. To provide more products and services to our customers, our employees are trained and encouraged to be sales-focused as we build a complete financial management relationship with our customers.

        The mailing address of our principal executive office is 520 Main Avenue, Fargo, North Dakota 58124-0001, and our telephone number is (701) 298-5600.

THE TRUSTS

        The CFB Capital III, CFB Capital IV and CFB Capital V are Delaware business trusts formed by Community First. The trusts may from time to time:

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  sell capital securities representing undivided beneficial interests in the trusts to the public;

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  sell common securities representing undivided beneficial interests in the trusts to Community First;

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  use the proceeds from these sales to buy an equal principal amount of junior subordinated debentures of Community First;

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  distribute the cash payments they receive on the junior subordinated debentures they own to the holders of their capital and common securities; and

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  engage in other activities necessary or incidental to the previously described activities.

        All of the common securities of the trusts will be owned by Community First. The common securities of each trust will rank equally, and payments will be made pro rata with the capital securities of that trust, except that upon an event of default under the trust agreement, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the capital securities. Community First will acquire common securities of each trust in an aggregate liquidation amount equal to at least three percent of the total capital of each trust.

        Each trust's business and affairs will be conducted by five trustees, appointed by Community First, as the holder of each trust's common securities. Unless an event of default under the junior subordinated indenture has occurred and is continuing, Community First may remove any trustee at any time. The duties and obligations of the trustees will be governed by the trust agreement. Three administrative trustees for each trust will be persons who are employees or officers of or affiliated with Community First. A financial institution which is unaffiliated with Community First will act as property trustee, Delaware trustee under the trust agreement and as indenture trustee for purposes of the Trust Indenture Act of 1939, as amended pursuant to the terms set forth in a prospectus supplement. In addition, unless this institutional trustee maintains a principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, one trustee of each trust will have its principal place of business or reside in the State of Delaware. The institutional Delaware trustee will initially be Wilmington Trust Company of Wilmington, Delaware.

        We have not included separate financial statements of the trusts in this prospectus. Community First does not believe that holders of the capital securities would find these financial statements helpful because:

  •
  all of the voting securities of each of the trusts will be owned, directly or indirectly, by Community First, a reporting company under the Securities Exchange Act of 1934;

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  each of the trusts has no independent assets, operations, revenues or cash flows and exists for the sole purpose of issuing the capital securities and the common securities, investing the proceeds in junior subordinated debentures issued by Community First, distributing the cash payments received on the junior subordinated debentures to the holders of the capital and common securities, and engaging in other activities necessary or incidental to these activities;

  •
  Community First's obligations described in this prospectus and in any accompanying prospectus supplement constitute a full and unconditional guarantee on a subordinated basis of payments due on the capital securities; and

  •
  the trusts do not file reports with the SEC.

        Each trust has a term of approximately 35 years, but may terminate earlier as provided in the applicable trust agreement. Community First will pay all fees and expenses related to the trusts and the offering of their securities.

        The principal place of business of each trust will be c/o Community First Bankshares, Inc., 520 Main Avenue, Fargo, North Dakota 58124-0001, telephone number (701) 298-5600.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549, 233 Broadway, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

        We "incorporate by reference" into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below, and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this prospectus and before the time that we sell all the securities offered by this prospectus:

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  Annual report on Form 10-K for the year ended December 31, 2000 (including information specifically incorporated by reference into our Form 10-K from our 2001 annual report to stockholders from our definitive proxy statement for our 2001 annual meeting of stockholders);

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  Quarterly reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001;

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  Current report on Form 8-K filed on March 23, 2001;

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  Description of our common stock as described in our Form 8-A Registration Statement filed with the SEC on April 7, 1994 and amended September 19, 1994;

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  Description of our common stock as described in our Form 8-A Registration Statement filed with the SEC on August 13, 1991; and

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  Description of our preferred stock purchase rights as described in our Form 8-A Registration Statement filed with the SEC on January 9, 1995.

        You may request a copy of these filings at no cost, by writing to or telephoning us at the following address.

    Chief Executive Officer
    Community First Bankshares, Inc.
    520 Main Avenue
    Fargo, North Dakota 58124-0001
    (701) 298-5600

        You should rely only on the information included or incorporated by reference in this prospectus or the prospectus supplement. We have not authorized anyone else to provide you with different information. We may only use this prospectus to sell securities if we also deliver a prospectus supplement. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus or the prospectus supplement is accurate as of any date other than the dates on the front of those documents. Information on our Web site is not a part of this prospectus or a prospectus supplement.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, including the documents that are and will be incorporated by reference into this prospectus, contain forward-looking statements regarding our plans, expectations, estimates and beliefs. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings or results from those presently anticipated or projected. We wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may."

        Forward-looking statements give the Company's expectations or predictions of future conditions, events or results. They are not guarantees of future performance. By their nature, forward-looking statements are subject to risks and uncertainties. A number of factors, many of which are beyond our control, could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. The important factors that could cause our actual results to include those discussed under the Section Entitled "Forward-Looking Statements" in our 2000 Annual Report to Stockholders and a similarly entitled section in our Form 10-K for the fiscal year ended December 31, 2000 and other SEC filings incorporated by reference into this prospectus. We encourage you to read these sections carefully. We will not necessarily update information in this prospectus or incorporated by reference into this prospectus if any forward-looking statement turns out to be inaccurate.

USE OF PROCEEDS

        Unless the prospectus supplement states otherwise, the net proceeds from the sale of the offered securities will be added to our general funds and may be used to:

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  redeem or repurchase outstanding securities;

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  repay other debt;

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  finance acquisitions of companies and other assets; and

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  provide working capital.

        Until the net proceeds have been used, they will be invested in short-term marketable securities.

RATIO OF EARNINGS TO FIXED CHARGES

	Nine Months Ended September 30,		Fiscal Year Ended December 31,
	2001	2000	2000	1999	1998	1997	1996
Ratio of Earnings to Fixed Charges
Excluding Interest on Deposits	4.55x	3.50x	3.62x	4.27x	3.58x	6.54x	5.71x
Including Interest on Deposits	1.54x	1.52x	1.51x	1.61x	1.37x	1.61x	1.59x

        For purposes of calculating the ratios of earnings to fixed charges, earnings represent income before income taxes, extraordinary items and fixed charges, fixed charges represent interest expense, including the interest component of rental expense, and preferred stock dividends.

DESCRIPTION OF COMMON STOCK

        The following description of Community First's common stock, together with the additional information included in any applicable prospectus supplement, summarizes the material terms and provisions of the common stock, but is not complete. For the complete terms of the common stock, please refer to Community First's amended and restated certificate of incorporation, Community First's amended bylaws, and Community First's rights agreement, which are incorporated by reference into the registration statement that includes this prospectus.

General

        Community First's amended and restated certificate of incorporation authorizes it to issue up to 82,000,000 shares of stock, consisting of 80,000,000 shares of common stock, par value $0.01 per share, and 2,000,000 shares of preferred stock, $.01 par value per share, of which 150,000 shares are designated as Series A junior participating preferred stock. As of January 31, 2002, there were 40,107,354 shares of common stock outstanding, net of treasury shares, held by approximately 11,200 shareholders of record, and there were no shares of preferred stock outstanding.

        The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders; except that each stockholder may cumulate votes in the election of directors. Cumulative voting means that each common stockholder will have a number of votes equal to the number of shares held by such holder multiplied by the number of directors to be elected. These votes may be cast for a single candidate or divided among any number of candidates. In certain circumstances, cumulative voting rights allow the holders of less than a majority of common stock to elect directors when the holders may not be able to elect any directors if cumulative voting was not allowed.

        The common stock has no preemptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding-up of Community First, the holders of common stock are entitled to share in all assets legally available for distribution to stockholders after payment of all liabilities and the liquidation preferences, if any, of any outstanding preferred stock. Each outstanding share of common stock is, and any shares of common stock offered by this prospectus when they are paid for will be, fully paid and nonassessable.

Dividends, distributions and redemptions

        Subject to preferences that may apply to any preferred stock outstanding, holders of the common stock are entitled to receive dividends out of assets legally available at the times and in the amounts that the board of directors may determine. Under Delaware corporate law, Community First may declare and pay dividends out of surplus, or if there is no surplus, out of net profits for the fiscal year in which the dividend is declared or in the preceding year. No dividends may be declared, however, if the capital of Community First has been diminished by depreciation, losses or otherwise to an amount less than the aggregate amount of capital represented by any issued and outstanding stock having a preference on distribution. Community First's ability to pay dividends on its issued and outstanding common stock may be limited, from time to time, by covenants under existing loan agreements.

        Federal banking laws and regulations limit Community First's ability to redeem its equity securities. In general, bank holding companies are required to obtain the prior approval of the Federal Reserve Board before any redemption of permanent equity or other capital instruments, if the aggregate amount of such redemptions over a twelve-month period exceeds ten percent of the net worth of Community First. However, a bank holding company is not required to obtain the prior Federal Reserve Board approval for the redemption if:

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  both before and immediately after the redemption, the bank holding company is well capitalized;

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  the bank holding company is well managed; and

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  the bank holding company is not the subject of any unresolved supervisory issues.

Community First currently satisfies all of these criteria. Finally, any perpetual preferred stock with a feature permitting redemption at the option of the issuer may qualify as capital only if the redemption is subject to the prior approval of the Federal Reserve Board.

        If Community First were liquidated, the common stockholders would be entitled to receive, pro rata, all assets available for distribution to them after full satisfaction of Community First's liabilities and any payment applicable to the preferred stock then outstanding.

Shareholder rights plan

        On January 5, 1995, Community First's board of directors declared a dividend of one preferred share purchase right for each outstanding share of common stock. The dividend was payable to stockholders of record on January 19, 1995. Each right entitles the registered holder to purchase one one-hundredth (1/100) of a share of Series A junior participating preferred stock, par value $.01 per share, at a price of $31.50 per one one-hundredth of a share. The description and terms of the rights are set forth in a rights agreement, dated as of January 5, 1995, between Community First and Wells Fargo Bank Minnesota, N.A., as rights agent.

        The rights will be transferred with common stock certificates until a distribution event. The rights will separate from the shares of common stock, and become exercisable upon the earlier of the tenth day following:

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  the first date of public announcement that a person or group of affiliated or associated persons has become the beneficial owner of 15% or more of Community First's voting securities, or

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  the commencement of, or a public announcement of an intention to make, a tender offer or exchange offer that would result in a person or affiliated or associated persons becoming the beneficial owners of 15% or more of Community First's voting securities.

        If the rights become exercisable, each holder of a right may purchase common stock, or, in certain circumstances, a combination of cash, other property, common stock or other securities, having a value of two times the purchase price of the right. In the event that Community First is acquired in a merger or other business combination transaction where Community First is not the surviving corporation, each holder of a right may purchase common stock or securities of the acquiror with a then current value of two times the purchase price of the right.

        The exercise price of the right, and the number of shares of junior participating preferred stock or other securities or property issuable, upon exercise of the rights are subject to adjustment from time to time to prevent dilution under certain circumstances.

        At any time after the rights become exercisable and prior to the acquisition by an acquiror of 50% or more of Community First's outstanding voting securities, Community First's board of directors may exchange all or part of the rights (other than rights owned by a person or group which have become void) at an exchange ratio of one share of common stock, or one one-hundredth of a share of junior participating preferred stock per right (subject to adjustment).

        At any time after the rights become exercisable, subject to certain exceptions, and prior to the acquisition by an acquiror of 15% or more of Community First's outstanding common stock, Community First's board of directors may redeem all or part of the rights at a price of $.01 per right.

        The junior participating preferred stock purchasable upon exercise of the rights will be nonredeemable. Each share of junior participating preferred stock will have a preferential quarterly dividend in an amount equal to 100 times the dividend declared on each share of common stock. In the event of liquidation, the holders of junior participating preferred stock will receive a preferred liquidation payment of $100 per whole share of junior participating preferred stock. Each whole share of junior participating preferred stock will have 100 votes, voting together with the common stock. In the event of any merger, consolidation or other transaction in which common stock is exchanged, each share of junior participating preferred stock will be entitled to receive 100 times the amount and type of consideration received per share of common stock. The rights of the junior participating preferred stock as to dividends and liquidations, and in the event of mergers and consolidations, are protected by customary anti-dilution provisions.

        Until a right is exercised, it will not entitle the holder to any rights as a shareholder of Community First (other than those as an existing shareholder). The rights will expire on January 5, 2005, unless they are redeemed or exchanged prior to that time.

        The rights plan adopted by the board of directors is designed to protect and maximize the value of the outstanding equity interests in Community First in the event of an unsolicited attempt by an acquiror to take over Community First, in a manner or on terms not approved by the board of directors. Takeover attempts frequently include coercive tactics to deprive the board of directors and stockholders of any real opportunity to determine Community First's destiny. The board declared the rights dividend to deter coercive tactics, including a gradual accumulation of shares of common stock in the open market of a 15% or greater position to be followed by a merger or a partial or two-tier tender offer that does not treat all stockholders equally. These tactics unfairly pressure stockholders, squeeze them out of their investment without giving them any real choice and deprive them of the full value of their shares. The declaration of the rights dividend is not intended to prevent a takeover of Community First and will not do so. Because Community First may redeem the rights, they should not interfere with any merger or business combination approved by Community First's board of directors.

        The rights may have the effect of rendering more difficult or discouraging an acquisition of Community First deemed undesirable by the board of directors. The rights may cause substantial dilution to a person or group that attempts to acquire us on terms or in a manner not approved by the board of directors, unless the offer is conditioned upon the purchase or redemption of the rights.

Indemnification and limited liability

        Community First's certificate of incorporation and bylaws require it to indemnify its directors and officers to the fullest extent permitted by law. In addition, as permitted by Delaware law, the certificate of incorporation and bylaws provide that no director of Community First will be personally liable to Community First or its stockholders for monetary damages for such director's breach of duty as a director, except from liability for:

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  any breach of the director's duty of loyalty to Community First or its stockholders;

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  acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

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  any liability under Section 174 of Delaware law for unlawful distributions; or

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  any transaction from which the director derived an improper personal benefit.

This provision of the certificate of incorporation will limit the remedies available to a stockholder who is dissatisfied with a decision of the board of directors protected by this provision, and the stockholder's only remedy in that circumstance may be to bring a suit to prevent the action of the board of directors. In many situations, this remedy may not be effective, including instances when stockholders are not aware of a transaction or an event prior to action of the board of directors in respect of the transaction or event.

        Subject to certain limitations, Community First's officers and directors are insured against losses arising from claims made against them for wrongful acts which they may become obligated to pay or for which Community First may be required to indemnify them.

Delaware anti-takeover law

        Community First is subject to Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, this law prohibits a publicly-held Delaware corporation from engaging in a business combination with an interested stockholder for three years after the person became an interested stockholder unless, subject to specified exceptions, the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a business combination includes a merger, asset sale, stock sale or other transaction that results in a financial benefit to the interested stockholder. Generally, an interested stockholder is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of Community First's voting stock. These provisions may have the effect of delaying, deferring or preventing a change in control of Community First without further action by the stockholders.

        Other Matters.    Community First's common stock is listed on The Nasdaq Stock Market under the symbol "CFBX." Wells Fargo Bank Minnesota, N.A., Minneapolis, Minnesota, is the transfer agent and registrar for the common stock.

DESCRIPTION OF PREFERRED STOCK

        The following summary contains a description of the general terms of the preferred stock, par value $.01 per share, that we may issue. We will describe other terms of any series of preferred stock in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any prospectus supplement are not complete. You should refer to Community First's amended and restated certificate of incorporation and the certificate of designation that will be filed with the SEC in connection with the offering of the series of preferred stock.

General

        Community First's certificate of incorporation authorizes the board of directors to provide for the issuance of preferred stock, in one or more series, without stockholder action. The board of directors can determine the rights, preferences and limitations of each series. Under Community First's certificate of incorporation, 2,000,000 shares of Community First's capital stock are authorized for issuance as preferred stock. Prior to the issuance of each series of preferred stock, Community First's board of directors will adopt resolutions creating and designating the series as a series of preferred stock. Community First's board of directors has established a series of 150,000 shares of junior participating preferred stock issuable under the rights agreement described above. As of December 31, 2001, we had no shares of preferred stock outstanding.

        The authority of the board of directors with respect to each such class or series shall include, but is not limited to, the determination of:

  •
  the distinctive serial designation of such class or series and the number of shares constituting such class or series;

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  the dividend rate for such class or series, and whether dividends shall be cumulative;

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  whether the shares of such class or series are redeemable and, if so, the terms and conditions of such redemption;

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  the obligation, if any, to establish a sinking fund;

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  the terms, if any, under which such class or series is convertible or exchangeable for shares of any other class or series;

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  whether the shares have voting rights and, if so, the terms and conditions of such voting rights;

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  the rights of the shares of such class or series in the event of voluntary or involuntary liquidation, dissolution or winding up of Community First; and

  •
  any other relative rights, powers, preferences, qualifications, limitations or restrictions thereof relating to such class or series.

The shares of preferred stock of any one class or series will be identical with each other in all respects except as to the dates from and after which dividends shall cumulate, if cumulative. The preferred stock will have the dividend, liquidation and voting rights set forth below unless otherwise provided in the applicable prospectus supplement relating to a particular series of preferred stock. Preferred stock will be fully paid and nonassessable upon issuance against full payment of the purchase price therefor.

Dividend rights

        Holders of the preferred stock of each series will be entitled to receive, when, and if declared by Community First's board of directors, cash dividends at the rates and on the dates described in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. If variable, we will describe the formula or other method used for determining the applicable dividend rate for each dividend period in the applicable prospectus supplement. If fixed, dividends will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

        Dividends on any series of the preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If Community First's board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and Community First will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates.

        We may not declare or pay full dividends or set funds apart for the payment of any dividends that rank equally or junior to the preferred stock unless we have paid or set apart for payment dividends on the preferred stock. If we do not pay full dividends, the preferred stock will share dividends pro rata with the parity securities. We may not declare or pay dividends or set funds apart for the payment of dividends on any junior securities, unless we have paid full cumulative dividends for all dividend periods terminating on or before the date of the declaration or payment, or declared those dividends and set apart a sum sufficient for the payment on the preferred stock.

        Community First's ability to pay dividends on the preferred stock is subject to policies established by the Federal Reserve Board and the Office of the Comptroller of the Currency. See the "Supervision and Regulation" section of Community First's annual report on Form 10-K, which is incorporated by reference in this prospectus. These agencies impose restrictions on under-capitalized depository institutions, including limits on paying dividends.

Rights upon liquidation

        If Community First dissolves, liquidates or winds up its affairs, either voluntarily or involuntarily, the holders of each series of preferred stock will be entitled to receive, before any payment or distribution of assets is made to holders of junior securities, liquidating distributions in the amount described in the prospectus supplement relating to that series of the preferred stock, plus an amount equal to accrued and unpaid dividends and, if the series of the preferred stock is cumulative, for all dividend periods prior to that point in time. If we do not pay in full the amounts payable with respect to the preferred stock of any series, and any other equally ranked or senior ranked securities, the holders of the preferred stock of that series and of the securities that rank equally with respect to distribution will share proportionately in the distribution of Community First's assets in proportion to the full liquidation preferences to which they are entitled. Unless otherwise described in the prospectus supplement, after we pay in full the holders of preferred stock and any holders of securities that rank equal or senior, those holders will have no right or claim to any of Community First's remaining assets.

Redemption

        A series of the preferred stock may be redeemable, in whole or in part, at Community First's option or the option of the holder. In addition, a series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund or otherwise. We will describe in the prospectus supplement the redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series.

        In the event of partial redemptions of preferred stock, whether by mandatory or optional redemption, Community First's board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method determined to be equitable. On or after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock called for redemption. In addition, all rights of holders of the shares will terminate, except for the right to receive the redemption price.

        Under current regulations, bank holding companies may exercise an option to redeem shares of preferred stock included as Tier 1 capital, or exchange the preferred stock for debt securities, without the prior approval of the Federal Reserve Board, if the bank holding company will remain well capitalized after redemption, is well-managed, and is not the subject of any unresolved supervisory issues.

Voting rights

        Unless otherwise described in the applicable prospectus supplement, holders of the preferred stock will have no voting rights, except as set forth below or as otherwise required by law. In the case of any series of preferred stock having one vote per share on matters on which holders of the series are entitled to vote, the voting power of that series, on matters on which holders of that series and holders of any other series of preferred stock are entitled to vote as a single class, will depend on the number of shares in the series, not the aggregate stated value, liquidation preference or initial offering price of the shares of the series of the preferred stock.

        So long as any preferred stock of any series remains outstanding, we will not, without the affirmative vote or consent of at least two-thirds of the shares of the preferred stock outstanding at the time, voting as a class with all other series of preferred stock ranking equally with the preferred stock either as to dividends or the distribution of assets upon liquidation, dissolution or winding up:

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  issue, authorize or increase the authorized amount of, any class or series of stock ranking senior to the preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of Community First; or

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  amend, alter or repeal, whether by merger, consolidation or otherwise, the provisions of Community First's certificate of incorporation or the certificate of designations of the preferred stock so as to adversely affect any powers, preferences, privileges or rights of the preferred stock.

        However, any increase in the amount of authorized preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock, or any increase in the amount of authorized shares of preferred stock, in each case ranking equally with or junior to the preferred stock with respect to the payment of dividends and the distribution of assets upon Community First's liquidation, dissolution or winding up will not be deemed to adversely affect these powers, preferences, privileges or rights.

        Under regulations adopted by the Federal Reserve Board, if the holders of any series of the preferred stock are or become entitled to vote for the election of directors because dividends on the series are in arrears, the series may then be deemed a "class of voting securities" and a holder of 25% or more of that series, or a holder of 5% or more if it otherwise exercises a "controlling influence" over us, may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act. In addition, whenever a series is deemed a class of voting securities, any other bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 5% or more of that series, and any person other than a bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 10% or more of that series.

Conversion rights

        The prospectus supplement relating to any series of the preferred stock that is convertible will state the terms on which shares of that series are convertible into Community First's other securities.

DESCRIPTION OF DEBT SECURITIES

        This section describes the general terms and provisions of the debt securities. The prospectus supplement will describe the specific terms of any debt securities offered through that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities.

        The debt securities will be issued under an indenture between us and the trustee named in the prospectus supplement. As used in this section of the prospectus, debt securities means the debentures, notes, bonds and other evidence of indebtedness that we issue and the trustee authenticates and delivers under the indenture. This discussion does not include the junior subordinated debentures that may be issued to CFB Capital III, CFB Capital IV or CFB Capital V, described later in this prospectus under the heading "Description of the Junior Subordinated Debentures."

        We have summarized certain terms and provisions of the indenture in this section. The summary is not complete. We have also filed the form of the indenture as an exhibit to the registration statement that is incorporated by reference to this prospectus. You should read the form of indenture for additional information before you buy any debt securities. Capitalized terms used but not defined in this summary have the meanings specified in the indenture.

General

        The debt securities will be Community First's direct unsecured obligations. The indenture does not limit the amount of debt securities that we may issue and permits us to issue debt securities from time to time. Debt securities issued under the indenture will be issued as part of a series that has been established by us pursuant to the indenture. Unless a prospectus supplement relating to debt securities states otherwise, the indenture and the terms of the debt securities will not contain any covenants designed to afford holders of any debt securities protection in a highly leveraged or other transaction involving us that may adversely affect holders of the debt securities.

        A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

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  the title and type of the debt securities;

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  any limit on the total principal amount of the debt securities;

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  the price at which the debt securities will be issued;

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  the date or dates on which the principal of and premium, if any, on the debt securities will be payable;

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  the maturity date of the debt securities;

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  if the debt securities will bear interest;

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  the interest rate on the debt securities;

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  the date from which interest will accrue;

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  the record and interest payment dates for the debt securities;

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  the first interest payment date;

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  any circumstances under which we may defer interest payments;

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  any optional conversion provisions that would permit us or the holders of debt securities to elect to convert the debt securities prior to their final maturity;

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  any optional redemption provisions that would permit us or the holders of debt securities to elect redemption of the debt securities prior to their final maturity;

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  any sinking fund provisions that would obligate us to redeem the debt securities prior to their final maturity;

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  the currency or currencies in which the debt securities will be denominated and payable, if other than U.S. dollars;

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  any provisions that would permit us or the holders of the debt securities to elect the currency or currencies in which the debt securities are paid;

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  whether the debt securities will be subordinated to Community First's other debt;

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  any changes to or additional events of default (as defined below);

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  any changes to or additional covenants;

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  whether the debt securities will be issued in whole or in part in the form of global securities and, if so, the depositary for those global securities and the book-entry system maintained for the global securities (a global security means a debt security that Community First issues in accordance with the indenture to represent all or part of a series of debt securities);

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  any special tax implications of the debt securities; and

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  any other terms of the debt securities.

A holder means the person in whose name a note is registered in the note register.

Payment and Transfer

        In the prospectus supplement, we will designate a place of payment where you can receive payment of the principal of and any premium and interest on the debt securities or transfer the debt securities. Even though we will designate a place of payment, we may elect to pay any interest on the debt securities by mailing a check to the person listed as the owner of the debt securities in the note register or by wire transfer to an account designated by that person. There will be no service charge for any registration of transfer or exchange of the debt securities, but we may require you to pay any tax or other governmental charge payable in connection with a transfer or exchange of the debt securities.

Denominations

        Unless the prospectus supplement states otherwise, the debt securities will be issued only in registered form, without coupons, in denominations of $1,000 each, or multiples of $1,000.

Global Securities

        The indenture provides that we may issue debt securities in global form. If any series of debt securities is issued in global form, the prospectus supplement will describe any circumstances under which beneficial owners of interests in any of those global debt securities may exchange their interests for debt securities of that series and of like tenor and principal amount in any authorized form and denomination.

Original Issue Discount

        Debt securities may be issued under the indenture as original issue discount securities and sold at a substantial discount below their stated principal amount. If a debt security is an original issue discount security, that means that an amount less than the principal amount of the debt security will be due and payable upon a declaration of acceleration of the maturity of the debt security pursuant to the indenture. The prospectus supplement will describe the federal income tax consequences and other special factors that should be considered prior to purchasing any original issue discount securities.

Consolidation, Merger or Sale

        The indenture generally permits a consolidation or merger between us and another corporation. It also permits the sale or transfer by us of all or substantially all of Community First's property and assets and the purchase by us of all or substantially all of the property and assets of another corporation. These transactions are permitted if:

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  the resulting or acquiring corporation (if other than us) assumes all of Community First's responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture; and

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  immediately after the transaction, no event of default exists under the indenture.

If we consolidate or merge with or into any other corporation or sell all or substantially all of our assets according to the terms and conditions of the indenture, the resulting or acquiring corporation will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture. As a result, the successor corporation may exercise Community First's rights and powers under the indenture, in Community First's name or in its own name and Community First will be released from all its liabilities and obligations under the indenture and under the debt securities.

Modification and Waiver

        Under the indenture, certain of Community First's rights and obligations and certain of the rights of holders of the debt securities may be modified or amended with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series of debt securities affected by the modification or amendment. The following modifications and amendments will not be effective against any holder without its consent:

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  a change in the stated maturity date of any payment of principal or interest;

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  a reduction in the rate of interest;

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  a change in the place of payment or currency in which any payment on the debt securities is payable;

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  a limitation of a holder's right to sue us for the enforcement of certain payments due on the debt securities; and

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  a reduction in the percentage of outstanding debt securities required to consent to a modification, waiver or amendment of the indenture.

Events of Default; Notice

        The term, "event of default," when used in the indenture with respect to any series of debt securities, means any of the following:

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  failure to pay interest on any debt security of that series for 10 days after the payment is due;

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  failure to pay the principal of or any premium on any debt security of that series when due;

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  failure to perform any other covenant in the indenture that applies to debt securities of that series for 30 days after we have received written notice of the failure to perform in the manner specified in the indenture;

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  default in payment of principal amount of $2 million or more under any indebtedness for borrowed money (including other series of debt securities), or default under any mortgage, lien or other similar encumbrance, indenture or instrument (including the indenture) which secures any indebtedness for borrowed money, and which results in acceleration of the maturity of an outstanding principal amount of indebtedness greater than $2 million, unless such default is cured or such acceleration is rescinded;

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  certain events in bankruptcy, insolvency or reorganization;

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  a final judgment for payment of money in excess of $1 million is entered against us and the judgment is unsatisfied for 60 days without a stay of execution; or

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  any other event of default that may be specified for the debt securities of that series when that series is created.

        If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to certain conditions, rescind the declaration.

        The prospectus supplement relating to each series of debt securities that are original issue discount securities will describe the particular provisions that relate to the acceleration of maturity of a portion of the principal amount of such series when an event of default occurs and continues.

        An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. The indenture requires us to file an officers' certificate with the trustee each quarter that states that certain defaults do not exist under the terms of the indenture. The trustee may withhold notice to the holders of debt securities of any default (except defaults in the payment of principal, premium, or interest) if it considers the withholding of notice to be in the best interests of the holders.

        Other than its duties in the case of a default, a trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnification. If reasonable indemnification is provided, then, subject to certain other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series may, with respect to the debt securities of that series, direct the time, method and place of:

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  conducting any proceeding for any remedy available to the trustee; or

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  exercising any trust or power conferred upon the trustee.

        The holder of a debt security of any series will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

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  the holder has previously given the trustee written notice of a continuing event of default with respect to that series;

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  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request of, and offered indemnification satisfactory to, the trustee to begin a proceeding;

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  the trustee has not started a proceeding within 60 days after receiving the request; and

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  the trustee has not received directions inconsistent with such request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series during those 60 days.

        However, the holder of any debt security will have an absolute right to receive payment of principal of, and any premium and interest on, the debt security when due and to institute suit to enforce a payment.

DESCRIPTION OF THE CAPITAL SECURITIES

        This is a summary of provisions of the capital securities and each amended and restated trust agreement among Community First and Wilmington Trust Company and the administrative trustees. More detailed information will be provided in an accompanying prospectus supplement. Each trust will have five trustees. Three trustees will be employees or officers of Community First. These are the administrative trustees. The fourth trustee will be an entity that maintains its principal place of business in Delaware. That is the Delaware trustee. Initially, Wilmington Trust Company will act as Delaware trustee. The fifth trustee, called the property trustee, will also be Wilmington Trust Company. The property trustee is the institutional trustee under the trust agreement and acts as the indenture trustee called for under the applicable provisions of the Trust Indenture Act. Wilmington Trust Company will also act as guarantee trustee and indenture trustee under a separate guarantee agreement and separate indenture related to each trust regarding compliance with the Trust Indenture Act. Community First, as holder of all the trust's common securities, will have the right to appoint, or remove any trustee, unless an event of default has occurred and is continuing, in which case only the holders of the capital securities may remove the Delaware trustee or the property trustee. Each trust will have a term of 35 years, but may terminate earlier as provided in the trust agreement.

        The trust agreement will authorize the administrative trustees to issue the capital securities and common securities of each trust, collectively called the trust securities. The capital securities will represent preferred undivided beneficial interests in the assets of the trust, and the holders will be entitled to a preference in certain circumstances with respect to distributions and amounts payable on redemption or liquidation over the common securities of the trust which will be held by Community First.

        The particular provisions of any capital security will be contained in a prospectus supplement. The prospectus supplement will describe among other things:

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  the title of the capital securities;

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  any limit upon the principal amount of the capital securities and Community First's right, if any, to increase that amount;

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  the date or dates on which the principal of the capital securities is payable or the method of determining the date and Community First's rights to shorten the date;

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  the rate or rates, if any, at which the capital securities bear interest;

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  the date or dates on which interest is due;

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  the right of Community First, if any, to defer or extend an interest payment date on the junior subordinated debentures and thereby defer or extend interest paid by the trust;

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  the regular record date for interest payments or the method by which the date is calculated;

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  the place or places where the principal of and any additional sums, if any and interest on the capital securities will be made;

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  any period or periods in which the capital securities may be redeemed in whole or in part, the price of any redemption and the terms and conditions that must be satisfied in connection with such redemption;

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  the denominations of any capital securities if other than $25.00;

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  if any capital securities are issued in a currency other than that of the United States;

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  any additions, modifications or changes with respect to an event of default;

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  if other than the principal amount, any portion of the principal amount of the capital securities that is payable upon a declaration of acceleration of the maturity;

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  any index or indices used to determine the amount of payments of principal or other sums payable on the capital securities and the manner in which such amounts are determined;

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  the terms and conditions of the issuance of a global security representing all of the capital securities related to the applicable trust and the exchange of the temporary global security for a definitive global security;

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  whether the capital security will be issued in whole or in part in the form of one or more global securities, and if so, identifying the depositary for the global security and indicating whether the depositary is a clearing agency under the Securities Exchange Act;

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  if applicable, the book-entry system maintained by Depository Trust Corporation for the issuance and transfer of the capital securities and, if applicable, the junior subordinated debentures;

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  the appointment of any paying agent, registrar and transfer agent and their respective duties;

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  the terms and applicable conditions, if any, of any right to convert or exchange the capital securities into other securities of Community First;

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  income tax considerations for the holder of capital securities;

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  the transfer restrictions, if any, and legends that will be on the capital securities;

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  covenants and restrictions in the trust agreement and guarantee agreement;

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  the degree, if any, that the capital securities will be senior, junior or equal to other securities or, indebtedness of Community First, its subsidiaries or other trusts that it has or could sponsor; and

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  any other terms of the capital securities that are consistent with the trust agreement.

Events of default; notice

        Any one of the following events that has occurred and is continuing will be an "event of default" under the trust agreement with respect to the capital securities (whatever the reason for the event of default and whether it is voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

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  the occurrence of an event of default under the indenture governing the junior subordinated debentures issued by Community First;

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  default by the property trustee in the payment of any distribution when it becomes due and payable, and continuation of the default 30 days;

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  default in the payment of any redemption price of any trust security when it becomes due and payable;

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  default in the performance, or material breach, of any covenant or warranty of the trustees in the trust agreement, and continuation of the default or breach, for 60 days after there has been given, by registered or certified mail, to the defaulting trustee or trustees by the holders of at least 25% in aggregate liquidation amount of the outstanding capital securities, a notice specifying the default or breach and requiring it to be remedied and stating that the notice is a "Notice of Default" under the trust agreement; or

  •
  the occurrence of certain events of bankruptcy or insolvency with respect to the property trustee and the failure by Community First to appoint a successor property trustee within 60 days.

        Within five business days after the occurrence of any event of default actually known to the property trustee, the property trustee must transmit notice of the event of default to the holders of the capital securities, the administrative trustees and Community First, unless the event of default has been cured or waived. Community First and the administrative trustees are required to file annually with the property trustee a certificate indicating whether they are in compliance with all the conditions and covenants applicable under the trust agreement.

Removal of trustees

        Unless an event of default has occurred and is continuing, Community First will be able to remove any trustee at any time. If an event of default under the indenture has occurred and is continuing, only the holders of a majority of the liquidation amount of the capital securities will be able to remove the property trustee and the Delaware trustee. The holders of the capital securities may not vote to appoint, remove or replace the administrative trustees. Those voting rights are vested exclusively in Community First as the holder of the common securities. No resignation or removal of a successor trustee will be effective until the successor trustee accepts the appointment in accordance with the provisions of the trust agreement.

Co-Trustees and separate property trustee

        Unless an event of default under the indenture has occurred and is continuing, at any time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property may at the time be located, Community First, and the administrative trustees will have power to appoint one or more persons either to act as a co-trustee, jointly with the property trustee, of all or any part of the trust property, or to act as separate trustee of any of the trust property. In either case these trustees will have the powers as may be provided in the instrument of appointment, and will have vested in them any property, title, right or power deemed necessary or desirable, subject to the provisions of the trust agreement. If an event of default under the indenture has occurred and is continuing, the property trustee alone will have power to make this appointment.

Merger or consolidation of trustees

        Generally, any person or successor to any of the trustees may be a successor trustee to any of the trustees including a successor resulting from a merger or consolidation. However, any successor trustee must meet all of the qualifications and eligibility standards to act as trustee.

Mergers, consolidations, amalgamations or replacements of the trust

        Restrictions on the trust's ability to merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other person will be set forth in an accompanying prospectus supplement.

Voting rights; amendment of the trust agreement

        Except as provided below and under "Description of Guarantee—Amendments and Assignment" and as otherwise required by the Trust Indenture Act, the trust agreement, the related indenture, or applicable laws, the holders of the capital securities will have no voting rights.

        The trust agreement may be amended from time to time by Community First, the property trustee and the administrative trustees, without the consent of the holders of the capital securities:

  •
  to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which shall not be inconsistent with the other provisions of the trust agreement as long as the amendment does not have a material adverse affect on the interests of any holder of trust securities; or

  •
  to modify, eliminate or add to any provisions of the trust agreement to the extent necessary to ensure that the trust will be classified for United States federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that the trust will not be required to register as an "investment company" under the Investment Company Act.

        The trust agreement may be amended by the trustees and Community First with the consent of holders of a majority of the aggregate liquidation amount of the outstanding trust securities, if the trustees receive an opinion of counsel that the amendment or the exercise of any power granted to the trustees in accordance with the amendment will not affect the trust's status as a grantor trust for United States federal income tax purposes or its exemption from status as an "investment company" under the Investment Company Act. However, without the consent of each holder of trust securities, the trust agreement may not be amended to change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date, or restrict the right of a holder of trust securities to institute suit for the enforcement of any distribution payment on or after that date. Other provisions governing amendment of the trust agreement will be set forth in the prospectus supplement.

Global capital securities

        Unless the prospectus supplement indicates otherwise, the capital securities are expected to be represented by one or more global capital securities registered in the name of the Depository Trust Company, New York, New York, referred to as DTC, or its nominee. A global capital security is a security representing interests of more than one beneficial holder. Ownership of beneficial interests in the global capital securities will be reflected in DTC participant account records through DTC's book-entry transfer and registration system. Participants are brokers, dealers, or others having accounts with DTC. Indirect beneficial interests of other persons investing in the capital securities will be shown on, and transfers will be effected only through, records maintained by DTC participants. Except as described below, or in the prospectus supplement, capital securities in definitive form will not be issued in exchange for the global capital securities.

Information concerning the property trustee

        The property trustee will undertake to perform only the duties set forth in the trust agreement except in the case of a default. Subject to the duties in the event of a default, the property trustee is under no obligation to exercise any of the powers vested in it by the trust agreement at the request of any holder of capital securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur. If no event of default under the trust agreement has occurred and is continuing, and the property trustee is required to decide between alternative causes of action, construe ambiguous or inconsistent provisions in the trust agreement or is unsure of the application of any provision of the trust agreement, and the matter is not one on which holders of capital securities are entitled to vote, then the property trustee will take the action directed in writing by Community First. If the property trustee is not so directed, then it will take the action it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Miscellaneous

        The administrative trustees will be authorized and directed to conduct the affairs of and to operate the trust in such a way that:

  •
  the trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act;

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  the trust will not be classified as an association taxable as a corporation for federal income tax purposes; and

  •
  the junior subordinated debentures will be treated as Community First's indebtedness for federal income tax purposes.

        In this regard, Community First and the administrative trustees are authorized to take any action not inconsistent with applicable law, the certificate of trust or the trust agreement, that Community First and the administrative trustees determine to be necessary or desirable for these purposes. The administrative trustees may assist in listing the capital securities on the Nasdaq National Market or a national securities exchange. Holders of the capital securities will have no preemptive or similar rights. The trust agreement and the trust securities will be governed by Delaware law. Community First and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the trust agreement, that they determine in their discretion to be necessary or desirable for these purposes, as long as such action does not materially adversely affect the interests of the holders of the related capital securities. Holders of the capital securities have no preemptive or similar rights. The trust will not be able to borrow money or issue debt or mortgage or pledge any of its assets. Community First has agreed to indemnify the trustees against all claims that arise from the performance of the trust agreement. The Securities and Exchange Commission has advised that indemnification for securities law liabilities is against public policy and unenforceable.

DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

        The following discussion is a summary of provisions of the junior subordinated debentures that Community First will issue to the trust. The junior subordinated debentures will be issued under a subordinated indenture between Community First and Wilmington Trust Company, as trustee (the "indenture trustee"). For more detailed information, please read the indenture, which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The indenture will be qualified under the Trust Indenture Act.

        Concurrently with the issuance of the capital securities, the trust will invest the proceeds, together with the consideration paid by Community First for the trust's common securities, in junior subordinated debentures issued by Community First. The junior subordinated debentures will be issued as unsecured debt under the indenture.

General

        The following description of the junior subordinated debentures sets forth certain general terms and conditions. The particular provisions of any junior subordinated debentures will be contained in a prospectus supplement. The prospectus supplement will describe among other things:

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  the title of the junior subordinated debentures;

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  any limit upon the principal amount of the junior subordinated debentures and Community First's right, if any, to increase that amount;

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  the date or dates on which the principal on the junior subordinated debentures is payable or the method of determining the date and Community First's rights to change the date;

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  the rate or rates, if any, at which the junior subordinated debentures bear interest;

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  the date or dates on which interest is due;

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  the right of Community First, if any, to defer or extend an interest payment date;

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  the regular record date for interest payments or the method by which such date is calculated;

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  the place or places where the principal of and any additional sums, if any and interest on the subordinated debentures will be made;

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  any period or periods in which the junior subordinated debentures may be redeemed in whole or in part, the price of any redemption and the terms and conditions that must be satisfied in connection with a redemption;

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  the denominations of any junior subordinated debenture if other than $25.00;

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  if any junior subordinated debenture is issued in a currency other than that of the United States;

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  any additions, modifications or changes with respect to an event of default;

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  if other than the principal amount, any portion of the principal amount of the junior subordinated debenture that is payable upon a declaration of acceleration of the maturity;

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  any additions or changes to the junior subordinated indenture as may be necessary to issue junior subordinated debentures in bearer form;

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  any index or indices used to determine the amount of payments of principal or other sums payable on the junior subordinated debentures and the manner in which the amounts are determined;

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  the terms and conditions of the issuance of a global security representing all of the junior subordinated debentures related to the trust and the exchange of the temporary global security for a definitive junior subordinated debenture;

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  whether the junior subordinated debentures will be issued in whole or in part in the form of one or more global securities, and if so, identifying the depositary for the global security and indicating whether the depositary is a clearing agency under the Securities Exchange Act and describing the system of book-entry by the depository;

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  the circumstances, if any, under which the indenture may be amended;

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  the appointment of any paying agent or agents;

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  the terms and conditions, if any, of any right to convert or exchange the junior subordinated debentures into other securities of the Community First;

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  the transfer restrictions, if any, and legends that will be on the junior subordinated debentures;

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  income tax considerations to holders of junior subordinated debentures if distributed to holders of capital securities;

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  the form of trust agreement and guarantee agreement;

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  the degree, if any, that the junior subordinated debentures will be senior, junior or equal to other securities, indebtedness of Community First, its subsidiaries or other trusts that it has or could sponsor; and

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  any other terms of the junior subordinated debentures that are consistent with the junior subordinated indenture.

Distribution upon liquidation

        Under certain circumstances involving the termination of the trust, the junior subordinated debentures may be distributed to the holders of the capital securities upon liquidation of the trust after satisfaction of liabilities to creditors of the trust. If the junior subordinated debentures are distributed to holders of the capital securities in liquidation, they will initially be issued in the form of one or more global securities and the depositary, or any successor depositary for the capital securities, will also act as depositary for the junior subordinated debentures. It is anticipated that the depositary arrangements for the junior subordinated debentures will be substantially identical to those in effect for the capital securities. If the junior subordinated debentures are distributed to the holders of capital securities on the liquidation of trust, there can be no assurance as to the market price of the junior subordinated debentures.

Restrictions on certain payments

        When Community First has issued the junior subordinated debentures to the trust in connection with the issuance of the capital securities by the trust and there has occurred one of the following:

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  any event that would constitute a debenture event of default under the indenture, and Community First has not taken reasonable steps to cure the default;

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  Community First has given notice of its election of an extension period as provided in the indenture for the junior subordinated debentures and it has not rescinded the notice, or the extension period is continuing; or

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  Community First is in default on any obligation under the guarantee while the junior subordinated debentures are held by the trust,

then Community First will not:

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  declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock; or

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  make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any of its junior debt securities, including other junior subordinated debt that ranks equal to or junior to the junior subordinated debentures; or

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  make any guarantee payments with respect to any guarantee by Community First of the debt securities of any of its subsidiaries if the guarantee ranks equal to or junior to the junior subordinated debentures, except that Community First may:

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  pay dividends or distributions in common stock;

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  declare a dividend in connection with the implementation of a stockholders' rights plan, or issue stock under any rights plan in the future or redeem or repurchase any rights pursuant to a rights plan;

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  make payments under the guarantee; and

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  purchase common stock related to rights under any of Community First's benefit plans for its directors, officers or employees.

Subordination

        The junior subordinated debentures rank equally with any trust securities we have and may issue, and will be subordinate to all of our existing and future debt, other than the trust securities, unless those obligations are specifically subordinated. Upon payment or distribution of assets to creditors upon liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of Community First, holders of senior and subordinated debt will first be entitled to receive payment in full of principal and interest, if any, on any senior and subordinated debt before the holders of junior subordinated debentures will be entitled to receive any payments on the junior subordinated debentures.

        In the event of the acceleration of the maturity of any junior subordinated debentures, the holders of all senior and subordinated debt outstanding at the time of the acceleration, will first be entitled to receive payment in full of all amounts due on the senior or subordinated debt, including any amounts due upon acceleration, before the holders of junior subordinated debentures will be entitled to receive payment on the junior subordinated debentures. However, holders of subordinated debt will not receive payment if the subordinated debt is subordinated to trade creditors.

        Community First will not pay principal or interest on the junior subordinated debentures if a default has occurred and is continuing on any senior and subordinated debt, or if there has been acceleration of any senior or subordinated debt due to an event of default, or if any judicial proceeding shall be pending on a default on any senior subordinated debt.

        Debt means for purposes of the indenture:

  •
  every obligation for money borrowed;

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  every obligation evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

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  every reimbursement obligation with respect to letters of credit, bankers' acceptances or similar facilities issued;

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  every obligation issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

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  every capital lease obligation; and

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  every obligation of the type referred to above and all dividends of the payment of which, in either case, has been guaranteed.

        Senior and subordinated debt, means under the indenture, the principal, premium, and interest, if any, on debt, whether incurred on or prior to the date of the indenture or thereafter incurred, unless it is provided in a governing instrument that the obligations are not superior in right of payment to the junior subordinated debentures or to other debt which is equal to, or subordinated to, the junior subordinated debentures. However, senior debt does not include:

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  any debt of Community First which when incurred and without respect to any election under section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to Community First;

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  any debt of Community First to any of its subsidiaries;

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  any debt to any employee of Community First;

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  any debt which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of such debt by the holders of the junior subordinated debentures as a result of the subordination provisions of the indenture would be greater than they otherwise would have been as a result of any obligation of the holders to pay amounts over to the obligees on such trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which the debt is subject;

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  the guarantee described below; and

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  any other debt securities issued pursuant to the indenture.

        The indenture places no limitation on the amount of additional senior and subordinated debt that Community First may incur. Community First expects from time to time to incur additional indebtedness that will be senior and subordinated debt.

Modification of indenture

        Community First and the indenture trustee may, without the consent of the holders of the junior subordinated debentures, amend, waive or supplement the indenture to cure ambiguities, defects or inconsistencies, as long as the action does not materially adversely affect the interests of the holders of the junior subordinated debentures or the capital securities if outstanding, and qualify, or maintain the qualification of, the indenture under the Trust Indenture Act. The indenture contains provisions permitting Community First and the indenture trustee, with the consent of a majority of the holders in principal amount of the outstanding junior subordinated debentures, to modify the indenture in a manner affecting the rights of the holders of the junior subordinated debentures; but no modification without the consent of all holders of outstanding junior subordinated debentures can:

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  change the stated maturity of the junior subordinated debentures;

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  reduce the principal amount of the junior subordinated indentures;

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  reduce the rate or extend the time of payment of interest; or

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  reduce the percentage of principal amount of junior subordinated debentures.

        So long as any of the capital securities remain outstanding, no modification may be made that adversely affects the holders of capital securities in any material respect, and no termination of the indenture may occur, and no waiver of any default under the indenture or compliance with any covenant under the indenture may be effective, without the prior consent of the holders of a majority of the aggregate liquidation amount of the capital securities unless and until the principal of the junior subordinated debentures and all accrued and unpaid interest has been paid in full and certain other conditions are satisfied.

Debenture events of default

        The indenture provides that any one or more of the following described events or actions by Community First that has occurred and is continuing constitutes a "debenture event of default" on the junior subordinated debentures:

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  failing for 30 days to pay any interest when due on the junior subordinated debentures, subject to the deferral of any due date if an extension of interest payment is permitted;

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  failing to pay any principal when due on the junior subordinated debentures whether at maturity, upon redemption by declaration or otherwise;

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  failing to observe or perform in any material respect certain other covenants contained in the indenture for 90 days after written notice to Community First from the indenture trustee or to Community First and the indenture trustee by the holders of at least 25% in aggregate outstanding principal amount of the junior subordinated debentures; or

  •
  certain events in bankruptcy, insolvency or reorganization of Community First.

        The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee. The indenture trustee or the holders of at least 25% in aggregate outstanding principal amount of the junior subordinated debentures may declare the principal due and payable immediately upon a default under the indenture. The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures may cancel a declaration of principal due and waive the default if:

  •
  the default is failure to pay principal on the junior subordinated debentures which has become due solely by acceleration;

  •
  the default has been cured; and

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  a sum to pay all matured installments of interest and principal due other than due to acceleration has been deposited with the indenture trustee.

        If the holders of the junior subordinated debentures do not cancel a declaration of principal due and waive the default, then the holders of a majority in aggregate liquidation amount of the capital securities will have that right.

        If a default under the indenture occurs and is continuing, the property trustee may declare the principal and the interest on junior subordinated debentures, and any other amounts payable under the indenture, to be due and enforce its other rights as a creditor with respect to the junior subordinated debentures. Community First is required to file annually with the indenture trustee a certificate as to whether or not Community First is in compliance with all the conditions and covenants applicable to it under the indenture.

Enforcement of certain rights by holders of capital securities

        If a default under the indenture has occurred and is continuing and the default is because Community First has not paid interest or principal on the junior subordinated debentures on the date due, a holder of capital securities may institute a direct action against Community First for enforcement of payment of the principal or interest on the junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of the capital securities of the holder. Community First may not amend the indenture to remove the right of holders to bring a direct action without the consent of all holders of capital securities. If the right to bring a direct action is removed, the trust may become subject to the reporting obligations under the Exchange Act. Community First has the right under the indenture to set-off any payment made to the holder of capital securities by Community First in connection with a direct action. The holders of the capital securities would not be able to exercise directly any remedies other than those set forth in the preceding paragraph unless there has been an event of default under the trust agreement.

Consolidation, merger, sale of assets and other transactions

        Community First may not consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, and no entity may consolidate with or merge into Community First or convey, transfer or lease its properties and assets substantially as an entirety to Community First, unless:

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  in the event Community First consolidates with or merges into another entity or conveys or transfers its properties and assets substantially as an entirety to any entity, the successor entity is organized under the laws of the United States or any state or the District of Columbia, and the successor entity expressly assumes Community First's obligations on the junior subordinated debentures issued under the indenture;

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  immediately after giving effect to the transaction, no event of default under the indenture will occur; and

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  certain other conditions as prescribed in the indenture are met.

        The general provisions of the indenture do not afford holders of the junior subordinated debentures protection in the event of a highly leveraged or other transaction involving Community First that may adversely affect holders of the junior subordinated debentures.

Satisfaction and discharge

        The indenture will cease to be of further effect and Community First will have satisfied and discharged its obligations when, among other things, all junior subordinated debentures not previously delivered to the indenture trustee for cancellation:

  •
  have become due and payable; or

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  will become due and payable at their stated maturity within one year, and Community First deposits with the indenture trustee funds in trust, for the purpose and in an amount in the currency or currencies in which the junior subordinated debentures are payable sufficient to pay and discharge the entire indebtedness on the junior subordinated debentures not previously delivered to the indenture trustee for cancellation, for the principal and interest to the date of the deposit or to the stated maturity, as the case may be, except, that Community First may have to pay all other sums due pursuant to the indenture and provide the officers' certificates and opinions of counsel.

Governing law

        The indenture and the junior subordinated debentures will be governed by and construed in accordance with Minnesota law.

Information concerning the indenture trustee

        The indenture trustee is subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to these provisions, the indenture trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of junior subordinated debentures, unless offered reasonable indemnity by the holder against the costs, expenses and liabilities which might be incurred. The indenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the indenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

Covenants of Community First

        In addition to any covenants specifically set forth in the prospectus supplement, Community First will also covenant, as to the junior subordinated debentures:

  •
  to maintain directly or indirectly 100% ownership of the common securities of the trust to which junior subordinated debentures have been issued, provided that certain successors which are permitted pursuant to the indenture may succeed to Community First's ownership of the common securities;

  •
  not to voluntarily terminate, wind up or liquidate the trust, except upon prior approval of the Federal Reserve if then so required under applicable capital guidelines or policies of the Federal Reserve, and except in connection with a distribution of junior subordinated debentures to the holders of the capital securities in liquidation of the trust, or in connection with certain mergers, consolidations, or amalgamations permitted by the trust agreement; and

  •
  to use its reasonable efforts, consistent with the terms and provisions of the trust agreement, to cause the trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

DESCRIPTION OF GUARANTEE

        Community First will provide the capital securities guarantee agreement concurrently with the issuance of the capital securities for the benefit of the holders of the capital securities. Wilmington Trust Company will act as guarantee trustee under the guarantee for the purposes of compliance with the Trust Indenture Act, and the guarantee will be qualified as an indenture under the Trust Indenture Act. The following is a summary of provisions of the guarantee for more detailed information, please review the guarantee agreement, including its definitions and the Trust Indenture Act. The form of the guarantee has been filed as an exhibit to the registration statement of which this prospectus forms a part. The guarantee trustee will hold the guarantee for the benefit of the holders of the capital securities.

General

        The guarantee is an irrevocable guarantee, on a subordinated basis, of the trust's obligations under the capital securities, but will apply only to the extent that the trust has sufficient funds to make payments, and is not a guarantee of collection. Community First will irrevocably agree to pay in full on a subordinated basis, to the extent the guarantee payments (as defined below) to the holders of the capital securities, as and when due, regardless of any defense, right of set-off or counterclaim that the trust may have or assert other than the defense of payment.

        The following payments with respect to the capital securities, to the extent not paid by or on behalf of the trust, will be subject to the guarantee:

  •
  any accumulated and unpaid distributions required to be paid on the capital securities, to the extent that the trust has funds on hand available for distributions at the time;

  •
  the redemption price with respect to any capital securities called for redemption to the extent that the trust has funds on hand available for redemption at the time; and

  •
  upon a voluntary or involuntary dissolution, winding up or liquidation of the trust (unless the junior subordinated debentures are distributed to holders of the capital securities), the lesser of: (1) the liquidation distribution and (2) the amount of assets of the trust remaining available for distribution to holders of capital securities.

        Community First's obligation to make a guarantee payment may be satisfied by direct payment of the required amounts to the holders of the capital securities or by causing the trust to pay the amounts to the holders. If Community First does not make interest payments on the junior subordinated debentures held by the trust, the trust will not be able to pay distributions on the capital securities. The guarantee will rank junior to all senior and subordinated debt of Community First. Because Community First is a holding company, the right of Community First to participate in any distribution of assets of any subsidiary upon the subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except if Community First may itself be recognized as a creditor of that subsidiary. Accordingly, Community First's obligations under the guarantee will be subordinated to all existing and future liabilities of Community First's subsidiaries, and claimants should look only to the assets of Community First for payments. Generally, the guarantee will not limit Community First from incurring or issuing secured or unsecured debt, whether under the indenture, any other indenture that Community First may enter into or otherwise.

        Community First will, through the guarantee, the trust agreement, the junior subordinated debentures, the indenture and the expense agreement, taken together, fully, irrevocably and unconditionally guarantee all of the trust's obligations under the capital securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes the guarantee. It is the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under the capital securities. Please see "Relationship Among the Capital Securities, the Junior Subordinated Debentures and the Guarantee."

Status of the guarantee

        The guarantee will be an unsecured obligation of Community First and will rank junior to all senior and subordinated debt in the same manner as the junior subordinated debentures. The guarantee is a guarantee of payment but not of collection. For example, the guaranteed party may institute a legal proceeding directly against Community First to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity. The guarantee will be held for the benefit of the holders of the capital securities. The guarantee will not be discharged except by payment of the guarantee payments in full to the extent not paid by the trust, or upon distribution of the junior subordinated debentures to the holders of the capital securities. The guarantee does not place a limitation on the amount of additional senior and subordinated debt that Community First may incur. Community First expects from time to time to incur additional indebtedness constituting senior and subordinated debt.

Amendments and assignment

        Except for changes that do not materially adversely affect the rights of holders of the capital securities (in which case no vote will be required), the guarantee may not be amended without the prior approval of the holders of a majority of the aggregate liquidation amount of the outstanding capital securities. Please see "Description of the Capital Securities—Voting Rights; Amendment of Trust Agreement." All guarantees and agreements contained in the guarantee bind the successors, assigns, receivers, trustees and representatives of Community First and are for the benefit of the holders of the capital securities outstanding at that time.

Events of default

        An event of default under the guarantee will occur if Community First does not perform any of its payment or other obligations under the guarantee. The holders of not less than a majority in aggregate liquidation amount of the capital securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee under the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee. Any holder of the capital securities may institute a legal proceeding directly against Community First to enforce its rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity. Community First, as guarantor, is required to file annually with the guarantee trustee a certificate as to whether or not Community First is in compliance with all the conditions and covenants applicable to it under the guarantee.

Information concerning the guarantee trustee

        The guarantee trustee, other than upon the occurrence and continuance of a default by Community First in performance of the guarantee, undertakes to perform only those duties as are specifically set forth in the guarantee. When an event of default has occurred and is continuing, the guarantee trustee must exercise the same degree of care and skill that a prudent person would exercise or use in the conduct of his or her own affairs. The guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of any capital securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might be incur in exercising the powers, but this does not relieve the guarantee trustee of its obligations to exercise the rights and powers under the guarantee in the event of a default.

Termination of the guarantee

        The guarantee will terminate upon full payment of the redemption price of the capital securities, upon full payment of the amounts due upon liquidation of the trust or upon distribution of junior subordinated debentures to the holders of the capital securities. The guarantee will continue to be effective or will be reinstated if, at any time, any holder of the capital securities must restore payment of any sums paid under the capital securities or the guarantee.

Governing law

        The guarantee will be governed by and construed in accordance with Minnesota law.

The expense agreement

        Community First will enter into an agreement as to expenses and liabilities of the trust. Under this expense agreement, Community First will irrevocably and unconditionally guarantee to each person or entity to whom the trust becomes indebted or liable, full payment of any costs, expenses or liabilities of the trust, other than obligations of the trust to pay to the holders of the capital securities or other similar interests in the trust of the amounts due to holders to the terms of the capital securities similar interests.

RELATIONSHIP AMONG THE CAPITAL SECURITIES, THE
JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE

Full and unconditional guarantee

        Community First will irrevocably guarantee payments of distributions and other amounts due on the capital securities to the extent the trust has funds available for the payment of these distributions, to the extent set forth under "Description of Guarantee." Taken together, Community First's obligations under the junior subordinated debentures, the indenture, the trust agreement, the expense agreement and the guarantee will provide, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the capital securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes the guarantee. It is the combined operation of those documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under the capital securities. If Community First does not make payments on the junior subordinated debentures, the trust will not pay distributions or other amounts due on the capital securities. The guarantee does not cover payment of distributions when the trust does not have sufficient funds to pay distributions. In that event, the holder of capital securities can institute a legal proceeding directly against Community First to enforce payment of distributions. Community First's obligations under the guarantee are junior to all its senior and subordinated debt.

Sufficiency of payments

        As long as payments of interest and other payments are made when due on the junior subordinated debentures, the payments will be sufficient to cover distributions and other payments due on the capital securities, primarily because:

  •
  the aggregate principal amount of the junior subordinated debentures will be equal to the sum of the aggregate liquidation amount of the capital securities and common securities;

  •
  the interest rate and interest and other payment dates on the junior subordinated debentures will match the distribution rate and distribution and other payment dates for the capital securities;

  •
  Community First will pay for all costs, expenses and liabilities of the trust, except the trust's obligations to holders of capital securities; and

  •
  the trust agreement further provides that the trust will not engage in any activity that is not consistent with the limited purposes of the trust.

        Community First has the right to set-off any payment it is otherwise required to make under the indenture to the extent it has made or is making under the guarantee.

Enforcement rights of holders of the capital securities under the guarantee

        A holder of any of the capital securities will be able to institute a legal proceeding directly against Community First to enforce the holder's rights under the guarantee without first instituting a legal proceeding against the guarantee trustee, the trust or any other person or entity. A default under any of Community First's senior and subordinated debt would not constitute a default under the trust agreement. However, in the event of payment defaults under, or acceleration of, Community First's senior and subordinated debt, the subordination provisions of the indenture provide that no payments may be made on the junior subordinated debentures until the senior and subordinated debt has been paid in full or any payment default has been cured or waived. Community First's failure to make required payments on the junior subordinated debentures would constitute an event of default under the trust agreement.

Limited purpose of the trust

        The capital securities will represent a beneficial interest in the trust, and the trust exists for the sole purpose of issuing the capital securities and investing the proceeds from their sale in Community First's junior subordinated debentures. A principal difference between the rights of a holder of the capital securities and a holder of a junior subordinated debenture is that a holder of a junior subordinated debenture is entitled to receive from Community First the principal amount of, and interest accrued on, junior subordinated debentures held, while a holder of the capital securities is entitled to receive distributions from the trust, or from Community First under its guarantee, to the extent the trust has funds available for the payment of distributions.

Rights upon termination

        Upon any voluntary or involuntary termination, winding-up or liquidation of the trust involving the liquidation of the junior subordinated debentures, the holders of capital securities will be entitled to receive, out of assets held by the trust, the liquidation distribution in cash. Upon any voluntary or involuntary liquidation or bankruptcy of Community First, the property trustee, as holder of the junior subordinated debentures, would be a subordinated creditor of Community First, subordinated in right of payment to all senior and subordinated debt as set forth in the indenture, but entitled to receive payment in full of principal and interest, before any stockholders of Community First receive payments or distributions. Since Community First is the guarantor under the guarantee and has agreed to pay for all costs, expenses and liabilities of the trust, other than the trust's obligations to the holders of its capital securities, the positions of a holder of the capital securities and a holder of junior subordinated debentures relative to other creditors and to stockholders of Community First in the event of liquidation or bankruptcy of Community First are expected to be substantially the same.

PLAN OF DISTRIBUTION

        We may sell the securities offered pursuant to this prospectus through agents, through underwriters or dealers or directly to one or more purchasers.

        Underwriters, dealers and agents that participate in the distribution of the securities offered pursuant to this prospectus may be underwriters as defined in the Securities Act of 1933 and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation (including underwriting discount) will be described in the prospectus supplement. The prospectus supplement will also describe other terms of the offering, including the initial public offering, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the offered securities may be listed.

        The distribution of the securities offered under this prospectus may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

        If the prospectus supplement indicates, we will authorize dealers or agents to solicit offers by certain institutions to purchase offered securities from us pursuant to contracts that provide for payment and delivery on a future date. We must approve all institutions, but they may include, among others:

  •
  commercial and savings banks;

  •
  insurance companies;

  •
  pension funds;

  •
  investment companies; and

  •
  educational and charitable institutions.

The institutional purchaser's obligations under the contract are only subject to the condition that the purchase of the offered securities at the time of delivery is allowed by the laws that govern the purchaser. The dealers and our agents will not be responsible for the validity or performance of the contracts.

        We and the trusts may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make as a result of those certain civil liabilities.

        When we or the trust issue the securities offered by this prospectus, they may be new securities without an established trading market. If we sell a security offered by this prospectus to an underwriter for public offering and sale, the underwriter may make a market for that security, but the underwriter will not be obligated to do so and could discontinue any market making without notice at any time. Therefore, we cannot give any assurances to you concerning the liquidity of any security offered by this prospectus.

        Underwriters and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses.

LEGAL OPINIONS

        Lindquist & Vennum P.L.L.P. will issue an opinion about the legality of the securities offered by this prospectus. Patrick Delaney, a partner in Lindquist & Vennum, is a holder of common stock and options to purchase common stock, which represent less than 1% of the total outstanding common stock of Community First, and is the secretary and a director of Community First. Lindquist & Vennum will also provide an opinion relating to certain income tax considerations in connection with the issuance of capital securities. Delaware counsel will provide an opinion related to certain legal matters of Delaware law concerning existence and formation of the trusts, the enforceability of the trust agreement and the validity of the capital securities. Any underwriters will be represented by their own legal counsel.

EXPERTS

        Ernst & Young LLP, independent auditors, have audited our consolidated financial statements incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2000, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing. To the extent that Ernst & Young LLP audits and reports on our consolidated financial statements issued at future dates, and it consents to the future use of their report, those future consolidated financial statements also will be incorporated by reference in this prospectus in reliance on their report given on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    Other Expenses of Issuance and Distribution

        The following is an estimate, subject to future contingencies, of the expenses to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered:

Registration Fee	$15,560
Legal Fees and Expenses*	100,000
Trustee Fees and Expenses*	10,000
Accounting Fees and Expenses*	45,000
Blue Sky Fees and Expenses*	10,000
Indenture Fees and Expenses	30,000
Printing and Engraving Fees*	20,000
Fees of Transfer Agent and Registrar	15,000
Rating Agency Fees*	25,000
Miscellaneous*	4,440

Total	$275,000

*
Estimated pursuant to instruction to Item 511 of Regulation S-K.

ITEM 15.    Indemnification of Directors and Officers

        Under provisions of the By-laws of the Registrant, directors and officers will be indemnified for any and all judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys fees, in connection with threatened, pending or completed actions, suits or proceedings, whether civil, or criminal, administrative or investigative (other than an action arising by or in the right of the Registrant), if such director or officer has been wholly successful on the merits or otherwise, or is found to have acted in good faith and in a manner he or she reasonably believes to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In addition, directors and officers will be indemnified for reasonable expenses in connection with threatened, pending or completed actions or suits by or in the right of Registrant if such director or officer has been wholly successful on the merits or otherwise, or is found to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant, except in the case of certain findings by a court that such person is liable for negligence or misconduct in his or her duty to the Registrant unless such court or the Delaware Court of Chancery also finds that such person is nevertheless fairly and reasonably entitled to indemnity. The Registrant's Certificate of Incorporation also eliminates the liability of directors of the Registrant for monetary damages to the fullest extent permissible under Delaware law.

        The Company currently has in effect policies of insurance, which provide insurance protection to its directors and officers against some liabilities, which may be incurred by them on account of their services to the Company. The Company has also entered into indemnification agreements with each of its directors and officers, which agreements provide for indemnification to the fullest extent permitted by Delaware law, except that with respect to an action commenced by an indemnitee against the Company or by the indemnitee as a derivative action by or in the right of the Company, such indemnitees shall be indemnified at the discretion of the Board of Directors. Subject to certain limitations, the agreements also provide for indemnification against any and all expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (including, without limitation, any derivative action by or in the right of the Company) to which the indemnitee is, was, or at any time becomes a party or is threatened to be made a party by reason of the fact that the indemnitee is or was at any time a director, officer, employee, or agent of the Company or is or was serving or at any time serves at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise.

        Section 145 of the Delaware General Corporation Law states:

        (a)  A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action arising by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

        (b)  A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the Court of Chancery or such other court shall deem proper.

        Pursuant to the terms of forms of underwriting agreements and form of selling agency agreement filed as Exhibits 1(a) and 1(b) to this Registration Statement, the directors and officers of the Registrant will be indemnified against certain civil liabilities that they may incur under the Securities Act of 1933 in connection with this Registration Statement and the related prospectus and prospectus supplement.

ITEM 16.    Exhibits

        The following Exhibits are filed as part of this Registration Statement:

1.1	Form of Purchase Agreement for the Common Stock*
1.2	Form of Purchase Agreement for the Capital Securities

4.3	Form of Senior Indenture for Senior Notes*
4.5	Form of Senior Note (included in exhibit 4.3)*
4.7	Form of Subordinated Indenture for Subordinated Notes*
4.9	Form of Subordinated Note (included in Exhibit 4.7)*
4.10	Certificate of Designations, Preferences and Rights of Series A Junior Participating Preferred Stock, (incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A filed with the SEC on January 9, 1995)
4.11	Form of Certificate of Designation for Preferred Stock*
4.12	Rights Agreement dated as of January 5, 1995 by and between the Registrant and Norwest Bank Minnesota, N.A. (incorporated by reference to Form 8-A filed by the Registrant on January 9, 1995)
4.13	Specimen Preferred Stock Certificate*
4.14(a)	Trust Agreement of CFB Capital III
4.14(b)	Trust Agreement of CFB Capital IV
4.14(c)	Trust Agreement of CFB Capital V
4.15	Form of Subordinated Indenture between the Registrant and Wilmington Trust Company as Indenture Trustee relating to the Junior Subordinated Debentures issued to CFB Capital III, IV or V
4.16	Form of Junior Subordinated Debenture of CFB Capital III, IV or V (included as exhibit to 4.15)
4.17(a)	Certificate of Trust of CFB Capital III dated as of February 20, 2002
4.17(b)	Certificate of Trust of CFB Capital IV dated as of February 20, 2002
4.17(c)	Certificate of Trust of CFB Capital V dated as of February 20, 2002
4.18	Form of Amended and Restated Trust Agreement of CFB Capital III, IV or V
4.19	Form of Capital Security Certificate of CFB Capital III, IV or V
4.20	Form of Capital Securities Guarantee Agreement of CFB Capital III, IV or V
4.21	Form of Agreement as to expenses and liabilities (included as exhibit to 4.18)
4.22	Form of Subscription Agreement
5	Opinion of Lindquist & Vennum P.L.L.P., counsel to the Registrant
5.1	Opinion of Delaware counsel**
8.1	Opinion of Lindquist & Vennum P.L.L.P., counsel to the Registrant, as to certain federal income tax matters **
12	Ratio of Earnings to Fixed Charges
23.1	Consent of Lindquist & Vennum P.L.L.P., counsel to the Registrant (included as part of Exhibit 5)
23.2	Consent of Ernst & Young LLP
23.3	Consent of Delaware Counsel (to be included as exhibit 5.1 above) **
24	Powers of Attorney (included with signature page)

*
Incorporated by reference to the same numbered exhibits to Amendment No. 1 to the Registrant's Registration Statement on Form S-3, No. 333-37527 and filed November 21, 1997.

**
To be filed by amendment.

ITEM 17.    Undertakings

        (a)  The undersigned Registrant hereby undertakes:

          (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i)    to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii)  to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (d)  That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        (e)  That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (f)    The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the bv requirements for filing on Form S-3 and as duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fargo and the State of North Dakota, on the 20th day of February, 2002.

COMMUNITY FIRST BANKSHARES, INC.
By	/s/ Mark A. Anderson Mark A. Anderson President, Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that the undersigned director and/or officer of Community First Bankshares, Inc. a Delaware corporation (the "Corporation"), does hereby make, constitute and appoint Mark A. Anderson, Craig A. Weiss and Thomas R. Anderson or any one of them, the undersigned's true and lawful attorneys-in-fact, with power of substitution, for the undersigned and in the undersigned's name, place and stead, to sign and affix the undersigned's name as director and/or officer of the Corporation to one or more Registration Statements, on Form S-3, or other applicable forms, and all amendments, including post-effective amendments, thereto, to be filed by the Corporation with the Securities and Exchange Commission ("SEC") in connection with the registration under the Securities Act of 1933, as amended, of debt securities or other securities of the Corporation, and to file the same, with all exhibits thereto and other supporting documents, with the SEC. The undersigned also grants to said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted. This Power of Attorney shall remain in effect until revoked in writing by the undersigned.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Donald R. Mengedoth Donald R. Mengedoth	Chairman of the Board of Directors and Director	February 20, 2002
/s/ Mark A. Anderson Mark A. Anderson	President and Chief Executive Officer (principal executive officer)	February 20, 2002
/s/ Patrick Delaney Patrick Delaney	Director	February 20, 2002
/s/ John H. Flittie John H. Flittie	Director	February 20, 2002
/s/ Thomas Gallagher Thomas Gallagher	Director	February 20, 2002
/s/ Darrell G. Knudson Darrell G. Knudson	Director	February 20, 2002
/s/ Dennis M. Mathisen Dennis M. Mathisen	Director	February 20, 2002
/s/ Rahn K. Porter Rahn K. Porter	Director	February 20, 2002
/s/ Annette Quintana Annette Quintana	Director	February 20, 2002
/s/ Marilyn R. Seymann Marilyn R. Seymann	Director	February 20, 2002
Harvey L. Wollman	Director
/s/ Craig A. Weiss Craig A. Weiss	Executive Vice President, Chief Financial Officer (principal accounting officer)	February 20, 2002

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fargo and the State of North Dakota, on this 21st day of February, 2002.

CFB CAPITAL III
By	/s/ Thomas Anderson Thomas Anderson, Trustee
CFB CAPITAL IV
By	/s/ Thomas Anderson Thomas Anderson, Trustee
CFB CAPITAL V
By	/s/ Thomas Anderson Thomas Anderson, Trustee

EXHIBIT INDEX

Exhibit Number	Document Description
1.1	Form of Purchase Agreement for the Common Stock*
1.2	Form of Purchase Agreement for the Capital Securities
4.3	Form of Senior Indenture for Senior Notes*
4.5	Form of Senior Note (included in exhibit 4.3)*
4.7	Form of Subordinated Indenture for Subordinated Notes*
4.11	Form of Subordinated Note (included in Exhibit 4.7)*
4.12	Certificate of Designations, Preferences and Rights of Series A Junior Participating Preferred Stock, (incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A filed with the SEC on January 9, 1995)
4.11	Form of Certificate of Designation for Preferred Stock*
4.12	Rights Agreement dated as of January 5, 1995 by and between the Registrant and Norwest Bank Minnesota, N.A. (incorporated by reference to Form 8-A filed by the Registrant on January 9, 1995)
4.13	Specimen Preferred Stock Certificate*
4.14(a)	Trust Agreement of CFB Capital III
4.14(b)	Trust Agreement of CFB Capital IV
4.14(c)	Trust Agreement of CFB Capital V
4.15	Form of Subordinated Indenture between the Registrant and Wilmington Trust Company as Indenture Trustee relating to the Junior Subordinated Debentures issued to CFB Capital III, IV or V
4.16	Form of Junior Subordinated Debenture of CFB Capital III, IV or V (included as exhibit to 4.15)
4.17(a)	Certificate of Trust of CFB Capital III dated as of February 20, 2002
4.17(b)	Certificate of Trust of CFB Capital IV dated as of February 20, 2002
4.17(c)	Certificate of Trust of CFB Capital V dated as of February 20, 2002
4.18	Form of Amended and Restated Trust Agreement of CFB Capital III, IV or V
4.19	Form of Capital Security Certificate of CFB Capital III, IV or V
4.20	Form of Capital Securities Guarantee Agreement of CFB Capital III, IV or V
4.21	Form of Agreement as to expenses and liabilities (included as exhibit to 4.15)
4.22	Form of Subscription Agreement
5	Opinion of Lindquist & Vennum P.L.L.P., counsel to the Registrant
5.1	Opinion of Delaware counsel**
8.1	Opinion of Lindquist & Vennum P.L.L.P., counsel to the Registrant, as to certain federal income tax matters **
12	Ratio of Earnings to Fixed Charges
23.1	Consent of Lindquist & Vennum P.L.L.P., counsel to the Registrant (included as part of Exhibit 5)
23.2	Consent of Ernst & Young LLP
23.3	Consent of Delaware Counsel (to be included as exhibit 5.1 above) **
24	Powers of Attorney (included with signature page)

*
Incorporated by reference to the same numbered exhibits to Amendment No. 1 to the Registrant's Registration Statement on Form S-3, No. 333-37527 and filed November 21, 1997.

**
To be filed by amendment.

QuickLinks

ABOUT THIS PROSPECTUS
COMMUNITY FIRST BANKSHARES
THE TRUSTS
WHERE YOU CAN FIND MORE INFORMATION
CAUTION REGARDING FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF COMMON STOCK
DESCRIPTION OF PREFERRED STOCK
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF THE CAPITAL SECURITIES
DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES
DESCRIPTION OF GUARANTEE
RELATIONSHIP AMONG THE CAPITAL SECURITIES, THE JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE
PLAN OF DISTRIBUTION
LEGAL OPINIONS
EXPERTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX